Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

New Source Energy Partners L.P.
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-186673) of our reports dated April 1, 2013, relating to (i) the carve-out financial statements of the Properties Contributed to New Source Energy Partners L.P. and (ii) the balance sheet of New Source Energy Partners L.P., which appear in New Source Energy Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Houston, TX
April 1, 2013